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                                                                    Exhibit 23.5
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 and related Prospectus of Eastern Environmental Services, Inc., of our reports dated December 27, 1996, with respect to the audited financial statements of R & A Bender, Inc., and R & A Bender Property, Ltd., included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated December 10, 1996 (as amended on Forms 8-K/A filed February 11, 1997, June 6, 1997, and July 10, 1997), filed with the Securities and Exchange Commission.



                                    /s/ Boyer & Ritter
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Chambersburg, Pennsylvania

February 25, 1998